UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2010 (April 21, 2010)

WesBanco, Inc.
 (Exact name of registrant as specified in its charter)

West Virginia	000-08467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (304) 234-9000

Former name or former address, if changed since last report  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Director retirement:

The terms as members of the WesBanco Board of Directors for Mr. James E. Altmeyer, Sr., age 71, President, Altmeyer Funeral Homes and Robert E. Kirkbride, age 70, President, Ohio Valley Land Company have expired as of the Annual Meeting of Stockholders held on April 21, 2010.  Both Directors are retiring from the Board because they are not eligible under the Corporation’s Bylaws to stand for re-election due to the age 70 limitation as of the date of re-election, and not as a result of any disagreement with the Company.  Mr. Altmeyer’s service on the Board began in 1987, and Mr. Kirkbride’s service commenced in 2004.

(e) Compensation arrangements of certain officers:

On April 21, 2010 at the Annual Meeting of the Stockholders of WesBanco, Inc., the stockholders of WesBanco Inc. approved the WesBanco, Inc. Incentive Bonus, Option and Restricted Stock Plan (the “Restated Plan”), which was approved by the Board of Directors on February 25, 2010.  The Restated Plan will replace the WesBanco, Inc. Key Executive Incentive Bonus & Option Plan, which was originally adopted by the Board of Directors on February 13, 1998 (the “Original Plan”) and no new awards will be made under the terms of the Original Plan. However, any outstanding awards previously granted under the Original Plan will continue in effect and are not deemed to be amended or modified by the adoption and approval of the Restated Plan.

Material changes to the Original Plan include reserving an additional 800,000 shares of WesBanco Inc. common stock to be available for new awards, providing for awards of restricted stock in addition to other types of awards including stock options which have historically been the only equity award granted under the Original Plan, and to provide for equity compensation to non-employee directors for grants of non-qualified stock options and restricted stock awards.  The Restated Plan is attached as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 21, 2010, the Annual Meeting of the Stockholders of WesBanco, Inc. was held in Wheeling, WV. The following directors were elected to the Board of Directors for a term of three years expiring at the Annual Stockholders meeting in 2013:

	For	Withheld
Christopher V. Criss	18,498,735	909,171
Robert M. D'Alessandri, MD	18,614,972	792,934
James C. Gardill	18,327,354	1,080,552
Vaughn L. Kiger	17,522,959	1,884,947
Henry L. Schulhoff	18,787,408	620,498
Neil S. Strawser	18,768,974	638,932

In addition to voting to elect the aforementioned directors, WesBanco’s stockholders approved the WesBanco, Inc. Incentive Bonus, Option and Restricted Stock Plan.  A description of the Restated Plan and material changes to the Original Plan are set forth above under Item 5.02(e) and are hereby incorporated by reference into this Item 5.07.  The results of the vote were as follows:

	For	Against	Abstain
WesBanco, Inc. Incentive Bonus, Option and Restricted Stock Plan Proposal	17,373,719	1,593,109	441,078

WesBanco’s stockholders did not approve the shareholder proposal to eliminate the staggered terms of the Board of Directors to require that all Directors stand for election annually.  The results of the vote were as follows:

	For	Against	Abstain
Board of Director Annual Election Proposal	7,754,520	11,064,902	588,484

Item 9.01 Financial Statements and Exhibits

Exhibits –  10.1 –      WesBanco, Inc. Incentive Bonus, Option and Restricted Stock Plan approved by the WesBanco Inc. stockholders on April 21, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

Date: April 22, 2010	/s/ Robert H. Young
Robert H. Young
Executive Vice President and
Chief Financial Officer